UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

April 3, 2024

Date of Report (Date of earliest event reported)

O-I GLASS, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-9576	22-2781933
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Michael Owens Way Perrysburg, Ohio (Address of principal executive offices)	43551-2999 (Zip Code)

(567) 336-5000

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol	Name of each exchange on which registered
Common Stock, par value $.01 per share	OI	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

ITEM 5.02. DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

On April 3, 2024, the Board of Directors (“Board”) of O-I Glass, Inc. (the “Company”) appointed Gordon J. Hardie as President and Chief Executive Officer of the Company, effective on the later of the conclusion of the Company’s annual meeting of stockholders to be held on May 15, 2024 (the “2024 Annual Meeting”) or the date Mr. Hardie is issued his work-authorized U.S. visa. Mr. Hardie will succeed Andres A. Lopez, who, as previously announced, is retiring at the 2024 Annual Meeting.

Mr. Hardie, age 60, has served on the Board since May 2015. Mr. Hardie retired as an executive in September 2019 having served as President, Food & Ingredients at Bunge Ltd. (NYSE: BG) (“Bunge”)—a global leader in agriculture, food and ingredients, since January 2018. Mr. Hardie previously served as Managing Director at Bunge (2011-2017), and as a member of the Executive Committee. Mr. Hardie led the global Operational Excellence program for Bunge from 2013 to 2019. In his role at Bunge, Mr. Hardie served as Chairman of the Supervisory Board of Walter Rau AG (Germany) and as Chairman of the Board of Bunge Loders Croklaan B.V. (Holland). Prior to joining Bunge, Mr. Hardie was a Managing Director at Morningside Partners, an M&A advisory firm he established in 2009. Mr. Hardie previously served in leadership positions at Goodman Fielder Ltd (ASX: GFF), including Managing Director FG Bakeries (2003-2009) and Sales & Marketing Director and Marketing & Innovation Director (2002-2003). Mr. Hardie was previously Group General Manager – Southcorp Wines Ltd (ASX: SCW) and Vice President – Asia-Pacific, Middle East and Africa at Foster’s Brewing Group Ltd (ASX: FBG). Before immigrating to Australia in 1999, Mr. Hardie was Regional Director for the Americas and Asia Pacific Regions at Pernod Ricard Irish Distillers. Mr. Hardie holds a B.A. from the University College Cork and an M.B.A. from University College Dublin Smurfit Graduate Business School and has completed the Advanced Management Program and the AVIRA CEO program at INSEAD. He has also completed the Corporate Director Certificate at Harvard Business School. In October 2023, Mr. Hardie was appointed Chair of MagrowTec Ltd., a privately held Agtech company based in Ireland. He previously served on the boards of ARYZTA AG from 2020 to October 2023, Greencore Group plc from 2020 to 2022 and Zaklady Tluszcowe Kruszwica from 2013 to 2016. Mr. Hardie is an advisor to Temasek, a global investment company. Mr. Hardie also serves on the North American Advisory Board of the Smurfit Graduate School of Business, University College Dublin.

In connection with his appointment, Mr. Hardie and the Company entered into an employment offer letter (the “Offer Letter”), setting forth certain terms and conditions of his employment as the Company’s President and Chief Executive Officer.

Pursuant to the Offer Letter, Mr. Hardie is entitled to an initial annual base salary of $1,200,000 and is eligible to earn an annual cash short-term incentive award targeted at 150% of his annual eligible earnings based on the attainment of applicable performance goals as determined by the Compensation and Talent Development Committee of the Board. In addition, under the Offer Letter, Mr. Hardie is eligible to participate in the health, welfare and retirement benefit plans and programs maintained by the Company for the benefit of its similarly-situated executives from time to time, as well as for certain additional benefits provided to similarly-situated executives of the Company (including eligibility to participate in the Company’s Amended and Restated Executive Severance Policy).

Pursuant to the Offer Letter, Mr. Hardie will be eligible for annual long-term incentive (“LTI”) awards with an aggregate annual grant date value initially targeted at $7,000,000. With respect to Mr. Hardie’s annual LTI awards for calendar year 2024, the aggregate annual grant date value will be allocated as follows: 60% of such value will be granted in the form of performance-based restricted stock units (“PSUs”) and the remaining 40% of such value will be granted in the form of restricted stock units (“RSUs”).

In addition, in connection with his commencement as President and Chief Executive Officer, Mr. Hardie will be granted a one-time award of PSUs with an aggregate grant value targeted at $600,000 and a one-time award of RSUs with an aggregate grant value of $400,000 (together, the “Sign-On Awards”). Mr. Hardie’s 2024 annual LTI awards and Sign-On Awards will be subject to the same vesting conditions, performance metrics and other terms and conditions applicable to annual LTI awards granted to other executives of the Company in March 2024.

The Offer Letter also provides that the Company will reimburse Mr. Hardie for reasonable tax preparation expenses and reasonable attorneys’ fees incurred by him in connection with the Offer Letter.

Pursuant to the terms of the Offer Letter, if Mr. Hardie does not obtain all necessary work visas, work permits and/or entry documents to reside and work in the United States on or before August 1, 2024, the Offer Letter will terminate, and Mr. Hardie will not become employed by the Company.

The foregoing description of the Offer Letter does not purport to be complete and is qualified in its entirety by reference to the complete text of the Offer Letter, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated by reference herein.

ITEM 7.01. REGULATION FD DISCLOSURE.

On April 3, 2024, the Company determined that John H. Walker, the Company’s Independent Board Chair, will not stand for election at the 2024 Annual Meeting and that two new nominees, Eric J. Foss and Cheri Phyfer, will be nominated for election to the Board at the 2024 Annual Meeting.

On April 4, 2024, the Company issued a press release announcing the appointment of Mr. Hardie as President and Chief Executive Officer of the Company, the retirement of the Independent Board Chair and the nomination of two directors to the Board as part of the Company’s long-term succession planning process. A copy of this press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

The information contained in this Item 7.01 and in Exhibit 99.1 hereto is furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that Section, nor shall it be deemed to be incorporated by reference into any filing of the Company under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such a filing.

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS.

(d)	Exhibits.

Exhibit No.	Description
10.1	Offer Letter, dated as of April 3, 2024, by and between Gordon J. Hardie and O-I Glass, Inc.
99.1	Press Release issued on April 4, 2024
104	Cover Page Interactive Data File (formatted as inline XBRL and contained in Exhibit 101)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

O-I GLASS, INC.

Date: April 4, 2024	By:	/s/ Darrow A. Abrahams
	Name:	Darrow A. Abrahams
	Title:	Senior Vice President, General Counsel & Corporate Secretary